EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 1995 appearing in the Current Report of Form 8-K dated May 23, 1995 filed by Nine West Group Inc.


/s/ARTHUR ANDERSEN LLP

Cincinnati, Ohio
August 19, 1997